Exhibit 21.1
SUBSIDIARIES OF GREAT WOLF RESORTS, INC.

1.	BHMH, LLC

2.	Blue Harbor Resort Sheboygan, LLC

3.	CTGW, LLC

4.	Desert Desserts, LLC

5.	GLGB Manager III, LLC

6.	Great Bear Lodge of Wisconsin Dells, LLC

7.	Great Lakes Services, LLC

8.	Great Wolf Capital Trust I

9.	Great Wolf Connecticut, LLC

10.	Great Wolf Kansas SPE, LLC

11.	Great Wolf Lodge of Chehalis, LLC

12.	Great Wolf Lodge of Georgia, LLC

13.	Great Wolf Lodge of Grapevine, LLC

14.	Great Wolf Lodge of Kansas City, LLC

15.	Great Wolf Lodge of PKI, LLC

16.	Great Wolf Lodge of the Carolinas, LLC

17.	Great Wolf Lodge of the Poconos, LLC

18.	Great Wolf Lodge of Traverse City, LLC

19.	Great Wolf Lodge of Williamsburg, LLC

20.	Great Wolf Traverse SPE, LLC

21.	Great Wolf Williamsburg SPE, LLC

22.	GW Capital Trust II

23.	GW Capital Trust III

24.	GWF Connecticut, LLC

25.	GWL Development PKI, LLC

26.	GWL KC Beverage, Inc.

27.	GWR Development Connecticut, LLC

28.	GWR Michigan, LLC

29.	GWR OP General Partner, LLC

30.	GWR Operating Partnership, LLLP

31.	Knot PF, LLC

32.	Mason Family Resorts, LLC

33.	Niagara Glenview Tent & Trailer Park Company (Nova Scotia)

34.	Pine Brook Properties, LLC

35.	Poco Topo Gigio, LLC

36.	Williamsburg Landlord Parcel C, LLC

37.	Williamsburg Landlord Parcel D

38.	Williamsburg Meadows